Exhibit 99.5

STOCK ORDER AND CERTIFICATION FORM

Ben Franklin Financial, Inc.

SEND OVERNIGHT PACKAGES TO:
Sterne, Agee & Leach, Inc.
Ben Franklin Processing Center
1 North Wacker Drive, Suite 3500
Chicago, IL 60606

Deadline: The Subscription Offering ends at 12:00 p.m., Central Time, on December 17, 2014. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to the Bank's main office at 830 East Kensington Road, Arlington Heights, Illinois. **Faxes or copies of this form may not be accepted. Ben Franklin Financial, Inc. reserves the right to accept or reject improper order forms.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	X $10.00 =	$

THE MINIMUM PURCHASE IS 25 SHARES ($250). No person may purchase more than 15,000 shares ($150,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 25,000 shares ($250,000).

(3a) Method of Payment – Check or Money Order
Enclosed is a personal check, bank check or money order made payable to Ben Franklin Financial, Inc. in the amount of: $ ______
Checks will be cashed upon receipt.

(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY
The undersigned authorizes withdrawal from Ben Franklin Bank of Illinois deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **Ben Franklin Bank of Illinois IRAs or accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

Account Number(s) (Certificates or Savings Accounts Only)	*Withdrawal Amount(s)*
	$
	$
	$
Total Withdrawal Amount	$

(4) Purchaser Priority
Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

- **a.** ☐ **Eligible Account Holder** – Depositors with aggregate account balances of at least $50 on deposit with Ben Franklin Bank of Illinois as of the close of business on June 30, 2013. Enter information in Section 9 for all deposit accounts that you had at Ben Franklin Bank of Illinois on this date.
- **b.** ☐ **Supplemental Eligible Account Holder** – Depositors with aggregate account balances of at least $50 on deposit with Ben Franklin Bank of Illinois as of the close of business on September 30, 2014, who were not able to subscribe for shares under the Eligible Account Holder priority. Enter information in Section 9 for all deposit accounts that you had at Ben Franklin Bank of Illinois as of this date.
- **c.** ☐ **Other Depositor** – Depositors of Ben Franklin Bank of Illinois as of October 31, 2014 who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder priorities. Enter information in Section 9 for all accounts that you had at Ben Franklin Bank of Illinois as of this date.
- **d.** ☐ **Local Community** – Residents of Cook County, Illinois.
- **e.** ☐ **Current Stockholder** – Ben Franklin Financial, Inc. public stockholders at October 31, 2014.
- **f.** ☐ **General Public** – Check here if none of the above priorities apply to you.

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Ben Franklin Bank of Illinois or Ben Franklin Financial, Inc. ☐ Employee of Ben Franklin Bank of Illinois or Ben Franklin Financial, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	*Number of Shares Ordered*	*Name(s) listed in Section 8 on other Order Forms*	*Number of Shares Ordered*

(8) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act ☐ Partnership
☐ Joint Tenants ☐ Individual Retirement Account ☐ Corporation ☐ Trust – Under Agreement Dated ________

Name				SS# or Tax ID
Name				SS# or Tax ID
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you have or had with Ben Franklin Bank of Illinois in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. **Failure to list all of your accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed.**

NAMES ON ACCOUNTS	*ACCOUNT NUMBERS*

(10) Acknowledgement, Certification and Signature: I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by Ben Franklin Financial, Inc. (not postmarked) no later than 12:00 p.m., Central Time, on December 17, 2014 otherwise this form and all of my subscription rights will be void. **(continued on reverse)**

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec'd ____/____ Check# ________ $ ________ Check# ________ $ ________ Batch# ________ Order # ________ Priority ________

(7) Associates/Acting in Concert (continued from front side of Stock Order Form)
Associate – The term “associate” of a person means:
1) any corporation or organization, other than Ben Franklin Financial Inc., Ben Franklin Bank of Illinois or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;
2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity; excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
3) any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Ben Franklin Bank of Illinois or Ben Franklin Financial, Inc.
Acting in Concert – The term “acting in concert” means:
1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”
(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)
I agree that after receipt by Ben Franklin Financial, Inc., this Stock Order and Certification Form may not be modified or cancelled without Ben Franklin Financial, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $250,000 for any individual, together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and Reorganization and the Prospectus dated [date].
Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.
I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND ARE NOT GUARANTEED BY BEN FRANKLIN FINANCIAL, INC., BEN FRANKLIN BANK OF ILLINOIS, OR THE FEDERAL GOVERNMENT.
If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Stock Information Center at . I further certify that, before purchasing the common stock of Ben Franklin Financial, Inc., I received the Prospectus dated [date] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [TBD], which risks include but are not limited to the following:
1) Ben Franklin Bank is subject to a Consent Order with the OCC, including an individual minimum capital requirement, that may adversely affect our operations and our financial performance. Old Ben Franklin and Ben Franklin Financial, MHC have also adopted board resolutions requested by the Federal Reserve Board which, among other things, prohibit us from paying dividends, increasing our debt or redeeming shares of Old Ben Franklin stock without prior written approval from the Federal Reserve Board. Continued compliance with the Consent Order and board resolutions may restrict our operations and adversely affect our financial condition and results of operations. 2) Our business strategy, which contemplates asset and liability growth, including significant loan growth, was recently adopted and implemented and has not yet had the time to be proven successful. If we fail to grow or fail to manage our growth effectively, our financial condition and results of operations could be negatively affected. 3) If our problem assets increase, our results of operations may decline. 4) Changes in interest rates could adversely affect our results of operations and financial condition. 5) Our business plan contemplates an increase in our origination of commercial and multi-family real estate loans and, to a lesser extent, commercial business loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate. 6) Our small size makes it more difficult for us to compete. 7) A worsening of economic conditions could result in increases in our level of non-performing loans and/or reduce demand for our products and services, which could have an adverse effect on our results of operations. 8) If the allowance for loan losses is not sufficient to cover actual loan losses, our results of operations could decline. 9) Changes in the valuation of our securities portfolio may impact our profits. 10) Strong competition and the changing banking environment may limit our growth and profitability. 11) We may not be able to realize our deferred tax asset. 12) Declines in property values can increase the loan-to-value ratios on our residential mortgage loan portfolio, which could expose us to greater risk of loss. 13) Financial reform legislation has, among other things, eliminated the Office of Thrift Supervision, tightened capital standards and created a new Consumer Financial Protection Bureau, and will result in new laws and regulations that are expected to increase our costs of operations. 14) The short-term and long-term impact of the changing regulatory capital requirements and new capital rules are uncertain. 15) Government responses to economic conditions may adversely affect our operations, financial condition and earnings. 16) Changes in laws and regulations may increase our costs of compliance which may adversely affect our operations and our income. 17) Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions. 18) The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses. 19) Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks. 20) System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities. 21) Proposed and final regulations could restrict our ability to originate and sell loans. 22) The future price of the shares of our common stock may be less than the $10.00 purchase price per share in the offering. 23) There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock. 24) We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors. 25) Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock. 26) Our stock-based benefit plans will increase our expenses and negatively impact our results of operations. 27) The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans. 28) We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs. 29) Various factors may make takeover attempts more difficult to achieve. 30) There may be a decrease in stockholders’ rights for existing stockholders of Old Ben Franklin. 31) You may not revoke your decision to subscribe for New Ben Franklin common stock in the subscription or community offerings after you submit your stock order. 32) The distribution of subscription rights could have adverse income tax consequences. 33) We may be adversely affected by the soundness of other financial institutions. 34) We rely heavily on our management team and could be adversely affected by the unexpected loss of key officers. 35) A lack of liquidity could adversely affect our operations and jeopardize our business, financial condition and results of operations.
EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

Ben Franklin Financial, Inc. Stock Order Form Instructions Stock Information Center:

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 15,000 shares ($150,000), and no person together with an associate or group of persons acting in concert may purchase more than 25,000 shares ($250,000) in the offering. For additional information, see “The Conversion and Offering – Additional Limitations on Common Stock Purchases” in the Prospectus dated [Date].

Item 3a – Payment for shares may be made by check, bank draft or money order payable to Ben Franklin Financial, Inc. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at Ben Franklin Bank of Illinois and will earn interest at a rate of [            ] per annum until completion or termination of the offering.

Item 3b – To pay by withdrawal from a savings account or certificate of deposit at Ben Franklin Bank of Illinois, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Ben Franklin Bank of Illinois will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the three dates that applies to you. If you were not a depositor of Ben Franklin Bank of Illinois on any of the key dates, then check the local community, current stockholder or general public box, as appropriate.

Item 5 – Please check one of the boxes if you are a director, officer, or employee of Ben Franklin Bank of Illinois or Ben Franklin Financial, Inc., or a member of such person’s household.

Item 6 – Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated [date], please see the section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Ben Franklin Financial, Inc. common stock. See the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at            . Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the deposit holder’s names.

Item 9 – List all qualifying accounts that you had with Ben Franklin Bank of Illinois as of the date corresponding to the box checked in Item 4. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number(s), as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Item 10 – Sign and date the form where indicated. Before you sign please carefully review the information which you have provided and read the acknowledgement and both sides of the Stock Order and Certification Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [date], 2014 carefully before making an investment decision.

If you have any questions regarding the offering, please call our Stock Information Center at             to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

Ben Franklin Financial, Inc. Stock Order Form Instructions Stock Information Center:

Stock Ownership Guide (Item 8)

Individual – The stock is to be registered in one individual’s name only. Provide only this individuals information.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Ben Franklin Bank of Illinois. The stock cannot be held in a Ben Franklin Bank of Illinois account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 – list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c # ].
Address will be that of the broker/trust department to where the stock certificate will be sent.
The Social Security/Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act – For residents of Illinois and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1: print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2: FBO (for benefit of) followed by the name of the minor, followed by UTMA- IL (or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and partnerships may purchase stock. Please provide the corporation or partnership’s legal name and Tax I.D. To have subscription rights within a depositor priority, the corporation or partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our Stock Information Center at             to speak to a representative of Sterne, Agee & Leach, Inc. Representatives are available by telephone Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)